Exhibit 99.2
ABM First Quarter 2013 Teleconference
Agenda 2 1 Introduction & Overview | Henrik Slipsager, CEO 2 First Quarter 2013 Financial Review | Jim Lusk, CFO 3 First Quarter 2013 Operational Review | Henrik Slipsager, CEO & Jim McClure, EVP 4 Fiscal 2013 Outlook | Jim Lusk, CFO Forward-Looking Statements and Non-GAAP Financial Information: Our discussions during this conference call will include forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements. The factors that could cause actual results to differ are discussed in the Company's 2012 Annual Report on Form 10-K and in our 2012 reports on Form 10-Q and Form 8-K. These reports are available on our website at http://investor.abm.com/ under "SEC Filings". A description of factors that could cause actual results to differ is also set forth at the end of this presentation. Also, the discussion during this conference call will include certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). Reconciliations of those non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures can be found on the Investor Relations portion of our website at http://investor.abm.com and at the end of this presentation. 5 Questions and Answers
First Quarter 2013 Review of Financial Results
Fiscal Q1 2013 Overview 4 Achieved record revenue of $1.18 billion, up 10.1% for the first quarter Janitorial, Facility Services, and Security segments recorded organic growth of 1.9%, 8.2%, and 5.1%, respectively Reported EPS of $0.24; adjusted EPS $0.26 up 18.2% Adjusted EBITDA growth of 7.5%, excluding the one- time benefit from historical credits in 2012, increased 16.3% Integration of Air Serv, HHA, and Calvert-Jones going as planned Won two contracts under the $9.7 billion Defense Language Interpreting and Translation Enterprise (DLITE) contract Announced 188th consecutive quarterly dividend
First Quarter Results Synthesis - Key Financial Metrics 5 Net Income Net Income of $13.4 million, or $0.24 per diluted share up 26.4% compared to $10.6 million in fiscal 2012. The increase is primarily from a $2.9 million retroactive reinstatement of employment-based tax credits. Adjusted EBITDA1 Adjusted EBITDA of $38.6 million was up $2.7 million or 7.5% for the quarter compared to the first quarter of fiscal 2012. The Air Serv acquisition contributed approximately $5.4 million of Adjusted EBITDA. In addition, on a comparative basis, fiscal 2012 Adjusted EBITDA included $2.7 million benefit related to the improvement in historical credits on client receivables. Cash Flow For the first quarter, net cash used in operating activities was $11.5 million compared to $12.0 million net cash provided for the comparable period in 2012. Typically, total operating cash flows in the first quarter are lower than the remaining subsequent quarters. 1 Reconciliation of Adjusted Income from Continuing Operations and Adjusted EBITDA in the appendix of this presentation (CHART)
Select Balance Sheet Items Cash Flows from Operating Activities (in millions) Days sales outstanding (DSO) for the first quarter were 52 days DSO up 1 day year-over-year and up 3 days sequentially 6 (CHART) (CHART) Insurance Claims - Balance Sheet & Claims Paid Data (in thousands) Line of Credit (in millions) OneSource Linc Air Serv/HHA

Q1 2013 Results Synthesis - Revenues

- Consolidated revenues up 10.1% at $1.18 billion – A Q1 Record

Janitorial Services
- Revenues of $605.5 million, up $11.2 million or 1.9% compared to 2012 Q1
- Tag business up ~ 8% driven by hurricane Sandy; excluding hurricane Sandy, tag growth flat year-over-year

Facility Services
- Revenues of $156.4 million, up $11.8 million or 8.2% compared to 2012 Q1
- Strong sales coupled with increases in the scope of work for existing clients

Parking Services
- Revenues of $151.2 million, down $2.2 million or (1.4)% compared to 2012 Q1
- Management reimbursement revenues were down $1.9 million to $75.9 million

Security Services
- Revenues of $96.7 million, up $4.7 million or 5.1% compared to 2012 Q1
- New client wins drove solid revenue growth

Building & Energy Solutions
- Revenues of $88.0 million, down $1.2 million or (1.3)% compared to 2012 Q1
- Lower year-over-year revenues of $17.6 million, primarily due to mix of U.S. Gov't contracts partially offset by $16.4 million from acquisitions

Other
- Revenues of $84.0 million from Air Serv, which was acquired on November 1, 2012

Note: In the first fiscal quarter of 2013, ABM revised its reportable segments. The previously Facility Solutions segment has been separated into two new segments: Facility Services, and Building & Energy Solutions (includes energy services, government services, and the franchise network). The recently acquired HHA Services, Inc. and Calvert-Jones Company business are included in the Building & Energy Solutions segment. In addition, Building & Energy Solutions includes the results of certain investments in unconsolidated affiliates that provide facility solutions primarily to the U.S. Government. Air Serv Corporation, which was acquired in November 2012, will be reported in the new segment "Other".

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ABM
Building Value

Q1 2013 Results Synthesis - Total Profits1 Janitorial's profit of $29.1 million, decreased $1.4 million or 4.7%. The prior year quarter included a benefit from sustained improvements in historical and expected credits on client receivables Profit for Facility Services increased approximately 1%. Profit from new clients offset the benefit of the reduction in sales allowance recorded in the 1st quarter of 2012 Parking's profit of $4.8 million up 1.5% from prior year comparable period Profit for Security was up by $0.8 million or 97.4% to $1.7 million from higher revenues and cost control measures Building & Energy Solutions decrease in profit of $0.5 million was due to the completion of certain profitable Gov't contracts in fiscal 2012 Other profit, which represents the results of the Air Serv acquisition, includes $1.6 million of amortization expense and $1.8 million of depreciation 1Excludes Corporate 8 * Not meaningful
Q1 2013 Business & Marketing Highlights Reorganized operational structure to an Onsite, Mobile and On-demand market-based structure. During 2013, this realignment will continue and should improve the Company's long-term growth prospects and provide higher margin opportunities Began work on large assisted care living client portfolio, which should drive growth in the Onsite business Awarded $25 million Wright State University retrofit project with work starting in Q2 Awarded two linguist task orders by Department of Defense under DLITE contract - combined $47 million over 3 years Launched internal sales program, "Solve One More", to drive sales across all businesses ABM Parking Services rolls out mobile app for smartphones and tablets to enhance parking experience 9
Outlook
Fiscal 2013 Outlook Based on the Company's operational results for the first quarter and its current expectations, the Company is providing guidance for fiscal 2013 of: Income from Continuing Operations of $1.16 to $1.26 per diluted share Adjusted Income from Continuing Operations of $1.35 to $1.45 per diluted share Labor work days are 261 days, which is one work day fewer than fiscal 2012. The second quarter of fiscal 2013 has the one fewer work day The Company estimates one work day of labor expense for the Janitorial segment is in the range of $3.5 million to $4.5 million on a pre-tax basis Annual depreciation and amortization expense because of recent acquisitions, is expected to increase from fiscal 2012 in the range of $19 million to $21 million Interest expense anticipated to be in the range of $14 million to $16 million Capital expenditures are expected to be in the range of $39 million to $43 million Cash taxes are expected to be in the range of $23 million to $27 million; and Effective tax rate in the range of 36 percent to 38 percent, which is an increase over fiscal 2012's effective tax rate of 32.3%. 11
Forward-Looking Statement 12
Appendix - Unaudited Reconciliation of non-GAAP Financial Measures
14 Unaudited Reconciliation of non-GAAP Financial Measures
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16 Unaudited Reconciliation of non-GAAP Financial Measures